EXHIBIT 10.11

INTERCOMPANY ADVANCE AGREEMENT BETWEEN
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. AND
U-SWIRL, INC. DATED MARCH 27, 2013

INTERCOMPANY ADVANCE AGREEMENT

This Intercompany Advance Agreement (the “Agreement”) is entered into on March 27, 2013 (the “Effective Date”) by and between Rocky Mountain Chocolate Factory, Inc., a Colorado corporation (“RMCF”), and U-Swirl, Inc., a Nevada corporation (“U-Swirl”).

Recitals

A.         RMCF owns a 60% controlling interest in U-Swirl.

B.         In order to support the working capital needs of U-Swirl, RMCF desires to make certain intercompany loans and advances to U-Swirl from time to time up to $250,000 during each fiscal year pursuant to the terms and conditions of this Agreement.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows

1.  Advances.  Subject to and upon the terms and conditions set forth in this Agreement, RMCF shall advance funds to U-Swirl from time to time (each an “Advance” and collectively the “Advances”) beginning on the Effective Date and ending upon termination of this Agreement, provided that the aggregate Advances during any Fiscal Year (as defined below) shall not exceed $250,000 (the “Advance Cap”).  “Fiscal Year” means the fiscal year of RMCF beginning on March 1st of each year and ending on the last day of February of the next year.

2.  Request for Advances.

(a)         Subject to the Advance Cap, U-Swirl may request an Advance at any time (an “Advance Request”) provided that U-Swirl does not have sufficient working capital to support its operations.  Each Advance Request shall be in writing and be accompanied by such back-up documentation as RMCF may reasonably request to substantiate whether U-Swirl has sufficient working capital to support its operations.

(b)         RMCF, in its sole discretion, may deny an Advance Request if it reasonably determines that U-Swirl has sufficient working capital to support its operations at the time of the Advance Request.  RMCF shall provide written notice to U-Swirl of its decision to approve or deny an Advance Request.  RMCF shall approve or deny any Advance Request within five (5) business days of receipt of the Advance Request, and upon approval of any Advance Request, RMCF shall disburse funds to U-Swirl within three (3) business days of such approval of the Advance Request.

3.  Interest on Advances; Repayment; Prepayment.  Interest shall accrue on any outstanding Advances at the rate of 6% per annum.  All outstanding Advances, together with accrued interest, shall be due and payable by U-Swirl, and shall be repaid to RMCF, no earlier than March 1, 2014 on terms to be negotiated between RMCF and U-Swirl.  All repayments of Advances shall be applied first to the payment of accrued interest and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance of the Advances.

U-Swirl may prepay at any time, in whole or in part, without notice, penalty or premium, the outstanding principal amount of the Advances, together with accrued interest to the date of such prepayment on the principal amount of Advances to be prepaid.  All prepayments shall be applied first to accrued interest on the Advances and then to the outstanding principal balance of the Advances.

4.  Promissory Notes and Company-Owned Aspen Leaf Stores.  RMCF and U-Swirl agree that nothing in this Agreement shall affect the promissory notes made by U-Swirl to Aspen Leaf Yogurt, LLC or RMCF’s commitment to U-Swirl with respect to the funding of the company-owned Aspen Leaf Yogurt stores.

5.  Events of Default.  Upon the occurrence of any one or more of the following events of default (each an “Event of Default”), the entire unpaid principal balance of the Advances, together with all accrued interest, shall become immediately due and payable upon notice by RMCF to U-Swirl:

(a)         Failure of U-Swirl to pay any part of the principal or interest on the Advances when due, which failure is not cured within ten (10) business days.

(b)         Any default in the performance of any obligation of U-Swirl hereunder, which default is not cured within ten (10) business days.

(c)         U-Swirl is unable, or admits in writing its inability, to pay its debts, or shall not pay its debts generally as they come due, or shall make any assignment for the benefit of creditors.

(d)         Any of the following events occurs with respect to U-Swirl: liquidation or dissolution; merger, consolidation, or other corporate reorganization of U-Swirl or any of its subsidiaries; sale of all or any material portion of U-Swirl’s or any of its subsidiaries’ assets; termination of U-Swirl’s or any subsidiary’s existence; insolvency; business failure; or cessation of the conduct of any substantial part of U-Swirl’s or any of its subsidiaries’ business in the ordinary course.

(e)         U-Swirl commences, or there is commenced against U-Swirl, any case, proceeding, or other action seeking to have an order for relief entered with respect to U-Swirl, or to adjudicate U-Swirl as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of U-Swirl’s business or property.

(f)         U-Swirl defaults on any other debts, obligations, or liabilities to RMCF or its subsidiaries.

6.  Termination.  This Agreement may be terminated at any time by either party upon thirty (30) days’ written notice to the other party.

7.  Notices.  All notices, requests, and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile or other electronic transmission, delivered by recognized overnight courier or mailed, certified first class mail, postage prepaid, return receipt requested, to the parties hereto at the following addresses:

To RMCF:	Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive Durango, Colorado 81303 Attention: Bryan Merryman, Chief Financial Officer Facsimile: (970) 382-2218 Email: bjmerrym@rmcf.net

To U-Swirl:	U-Swirl, Inc.
1175 American Pacific Suite C Henderson, NV 89074 Attention: Ulderico Conte Facsimile: 702-834-8444 Email: ricoconte1@yahoo.com or to such other address as any party shall have furnished to the other by notice given in accordance with this Section.  Such notice shall be effective when received.

8.  Entire Agreement; Amendments.  This Agreement embodies the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto.  This Agreement may not be modified orally, but only by an agreement in writing signed by the party or parties against whom any waiver, change, amendment, modification, or discharge may be sought to be enforced.

9.  Binding Effect; Assignment.  This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors, heirs, and permitted assigns.  No party hereto may assign or delegate either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written consent of the other party.

10.  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction does not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.  Governing Law.  The validity, performance, and enforcement of this Agreement, unless expressly provided to the contrary, shall be governed by the laws of the State of Colorado, without giving effect to the principles of conflicts of law of such state.

12.  Headings.  The section and other headings in this Agreement are for reference purposes only and will not affect the meaning of interpretation of this Agreement.

13.  Counterparts Signatures.  This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together will be deemed to be one and the same instrument.  Facsimile or other electronic signatures are valid to the same extent as original signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

RMCF:

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:    /s/ Bryan J. Merryman
Name: Bryan J. Merryman
Title: Chief Financial Officer

U-SWIRL:

U-SWIRL, INC.

By:   /s/ Ulderico Conte
Name: Ulderico Conte
Title: Chief Executive Officer

Signature Page to Intercompany Advance Agreement